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                      AGREEMENT AND PLAN OF REORGANIZATION

                           dated as of August 28, 1997

                                  by and among

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,

                                S.E. (GENE) DAVIS

                                       and

                                    VICKI RAY
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                                TABLE OF CONTENTS


            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

1.01 Purchase and Sale ...................................................     2
1.02 Purchase Price ......................................................     2
1.03 Closing; Escrow .....................................................     2
1.04 Balance Sheet Adjustment ............................................     3
1.05 Accounts Receivable Payment .........................................     5
1.06 Further Assurances; Post-Closing Cooperation ........................     6

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

2.01 Corporate Existence and Qualification ...............................     7
2.02 Authority ...........................................................     8
2.03 Capital Stock .......................................................     8
2.04 Subsidiaries ........................................................     8
2.05 No Conflicts ........................................................     9
2.06 Governmental Approvals and Filings ..................................    10
2.07 Books and Records ...................................................    10
2.08 Financial Statements ................................................    11
2.09 Absence of Changes ..................................................    11
2.10 No Undisclosed Liabilities ..........................................    14
2.11 Taxes ...............................................................    14
2.12 Legal Proceedings ...................................................    14
2.13 Compliance With Laws and Orders .....................................    15
2.14 Benefit Plans; ERISA ................................................    15
2.15 Real Property .......................................................    18
2.16 Tangible Personal Property; Investment Assets .......................    20
2.17 Intellectual Property Rights ........................................    20
2.18 Contracts ...........................................................    21
2.19 Licenses ............................................................    23
2.20 Warranty Claims .....................................................    23


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2.21 Product Liability Claims ............................................    23
2.22 Insurance ...........................................................    23
2.23 Affiliate Transactions ..............................................    24
2.24 Employees; Labor Relations ..........................................    24
2.25 Environmental Matters ...............................................    25
2.26 Substantial Customers and Suppliers .................................    26
2.27 Bank and Brokerage Accounts; Investment Assets ......................    27
2.28 No Powers of Attorney ...............................................    27
2.29 Inventory ...........................................................    27
2.30 Nature of Purchase; Accredited Investor .............................    28
2.31 Brokers .............................................................    28
2.32 Accounting Matters ..................................................    28
2.33 Disclosure ..........................................................    28

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01 Organization ........................................................    29
3.02 Authority ...........................................................    29
3.03 No Conflicts ........................................................    29
3.04 Governmental Approvals and Filings ..................................    30
3.05 Legal Proceedings ...................................................    30
3.06 SEC Reports and Financial Statements; No Adverse
         Change ..........................................................    30
3.07 Capital Stock .......................................................    31
3.08 Brokers .............................................................    31
3.09 Accounting Matters ..................................................    31

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS

4.01 Regulatory and Other Approvals ......................................    31
4.02 Investigation by Purchaser ..........................................    32
4.03 No Solicitations ....................................................    32
4.04 Conduct of Business .................................................    33
4.05 Financial Statements and Reports; Filings ...........................    33
4.06 Employee Matters ....................................................    33
4.07 Certain Restrictions ................................................    34
4.08 Books and Records, etc.; Removal of Property ........................    35


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4.09 Pooling of Interests; Resale Restrictions ...........................    35
4.10 Fulfillment of Conditions ...........................................    36

                                    ARTICLE V

                             COVENANTS OF PURCHASER

5.01 Regulatory and Other Approvals ......................................    36
5.02 Fulfillment of Conditions ...........................................    37
5.03 Listing of Stock ....................................................    37
5.04 Access to Records ...................................................    37
5.05 Pooling of Interests ................................................    37
5.06 Release of Guarantees ...............................................    38
5.07 Filing of Registration Statement ....................................    38


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                                   ARTICLE VI

                      CONDITIONS TO OBLIGATION OF PURCHASER

6.01 Representations and Warranties ......................................    38
6.02 Performance .........................................................    38
6.03 Shareholders' and Secretaries' Certificates .........................    38
6.04 Orders and Laws .....................................................    39
6.05 Regulatory Consents and Approvals ...................................    39
6.06 Third Party Consents ................................................    39
6.07 Estimated Net Book Value ............................................    39
6.08 Escrow Agreement ....................................................    39
6.09 Pooling Letters .....................................................    39
6.10 Opinion of Counsel ..................................................    40
6.11 Resignations of Directors and Officers ..............................    40
6.12 Employment Agreements ...............................................    40
6.13 Non-Competition Agreements ..........................................    40
6.14 Proceedings .........................................................    40

                                   ARTICLE VII

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

7.01 Representations and Warranties ......................................    40
7.02 Performance .........................................................    41
7.03 Officers' Certificates ..............................................    41
7.04 Orders and Laws .....................................................    41
7.05 Regulatory Consents and Approvals ...................................    41
7.06 Third Party Consents ................................................    41
7.07 Opinion of Counsel ..................................................    41
7.08 Employment Agreements ...............................................    42
7.09 Non-Competition Agreements ..........................................    42
7.10 Proceedings .........................................................    42


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

8.01 Survival of Representations, Warranties,
         Covenants and Agreements ........................................    42


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8.02 Indemnification .....................................................    43

                                   ARTICLE IX

                                   TERMINATION

9.01 Termination .........................................................    47
9.02 Effect of Termination ...............................................    48

                                    ARTICLE X

                                   DEFINITIONS

10.01 Definitions ........................................................    48

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01 Notices ............................................................    58
11.02 Entire Agreement ...................................................    59
11.03 Expenses ...........................................................    59
11.04 Public Announcements ...............................................    60
11.05 Waiver .............................................................    60
11.06 Amendment ..........................................................    60
11.07 No Third Party Beneficiary .........................................    60
11.08 No Assignment; Binding Effect ......................................    60
11.09 Headings ...........................................................    61
11.10 Invalid Provisions .................................................    61
11.11 Governing Law ......................................................    61
11.12 Counterparts .......................................................    61



                                    EXHIBITS


EXHIBIT A         --    Escrow Agreement
EXHIBIT B         --    Shareholders' Certificate
EXHIBIT C         --    Secretary's Certificate of the Company and
                        its Subsidiaries


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EXHIBIT D         --    Opinion of Counsel to the Shareholders
EXHIBIT E-1       --    Davis Employment Agreement
EXHIBIT E-2       --    Ray Employment Agreement
EXHIBIT F-1       --    Davis Non-Competition Agreement
EXHIBIT F-2       --    Ray Non-Competition Agreement
EXHIBIT G         --    Officer's Certificate of Purchaser
EXHIBIT H         --    Secretary's Certificate of Purchaser
EXHIBIT I         --    Opinion of Counsel to Purchaser


                                     ANNEXES

ANNEX I           --    Shareholders

                      AGREEMENT AND PLAN OF REORGANIZATION


            This AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 28, 1997, is made and entered into by and among Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders" and each individually, a "Shareholder"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 10.01.

                              W I T N E S S E T H:

            WHEREAS, the Shareholders collectively own two thousand one hundred (2,100) shares of common stock, par value $1.00 per share (the "Company Common Stock"), of Medical Supplies of America, Inc., a Florida corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares");

            WHEREAS, the Shareholders and Purchaser desire to effect a business combination transaction between Purchaser and the Company to be effected by an exchange of the Shares by the Shareholders for voting common stock of Purchaser on the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, it is intended by the parties that the business combination between Purchaser and the Company pursuant to this Agreement qualify as a "pooling of interests" for accounting purposes and as a reorganization under
Section 368(a)(1)(B) of the Code; and

            WHEREAS, simultaneously with the execution and delivery of this Agreement, Purchaser and the Shareholders are entering into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Purchaser will, no later than September 4, 1997, file a registration statement on Form S-3 (the "Registration Statement") registering under the Securities Act the shares of common stock, par value $.025 per share, of Purchaser ("Purchaser Common Stock") to be issued to the Shareholders pursuant to this Agreement;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto adopt this plan of reorganization and agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

            1.01 Purchase and Sale. The Shareholders agree to sell to Purchaser, and Purchaser agrees to purchase from the Shareholders, all of the right, title and interest of the Shareholders in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

            1.02 Purchase Price. The aggregate purchase price for the Shares is $12,900,000 (the "Purchase Price"), payable by delivery at the Closing in the manner provided in Section 1.03 of a whole number of shares of Purchaser Common Stock (disregarding fractions) equal to the result obtained by dividing the Purchase Price by the Per Share Price (the "Purchaser Shares").

            1.03 Closing; Escrow. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") will take place at the offices of Robins, Kaplan, Miller & Ciresi LLP, 2600 One Atlanta Plaza, 950 East Paces Ferry Road, N.E., Atlanta, Georgia, or at such other place as Purchaser and the Shareholders mutually agree, at 10:00 A.M. local time, on August 28, 1997, or on such other date as Purchaser and the Shareholders mutually agree (the "Closing Date"). At the Closing:

            (a) Purchaser will pay the Purchase Price by delivering to each Shareholder a certificate or certificates representing such Shareholder's pro rata share (as set forth in Annex I hereto) of the Purchaser Shares, reduced, in the case of each Shareholder, by such Shareholder's pro rata share of the Escrow Shares (as defined below);

            (b) Purchaser will deliver certificates representing a whole number of Purchaser Shares (disregarding fractions) equal to the result obtained by dividing $967,500 by the Per Share

Price (the "Escrow Shares") to Robert E. Lesser, as escrow agent (the "Escrow Agent") under an Escrow Agreement to be entered into on the Closing Date by the Shareholders, Purchaser and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement");

            (c) the Shareholders will assign and transfer to Purchaser all of the Shareholders' right, title and interest in and to the Shares by delivering to Purchaser certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached; and

            (d) there shall also be delivered to the Shareholders and Purchaser the opinions, certificates and other documents and instruments to be delivered under Articles VI and VII.

            1.04 Balance Sheet Adjustment (a) At least ten (10) days prior to the Closing Date, the Shareholders shall deliver to Purchaser (i) a preliminary unaudited balance sheet of the Company and its Subsidiaries (the "Pre-Closing Balance Sheet") which shall (A) be dated as of a date not more than thirty (30) days prior to the Closing Date, (B) be prepared in accordance with the Books and Records of the Company and its Subsidiaries and (C) present fairly the consolidated financial position of the Company and its Subsidiaries as of the date indicated in accordance with GAAP applied consistently with those accounting policies and practices used in the preparation of the Financial Statements and (ii) a certificate of the Shareholders (the "Pre-Closing Certificate") setting forth thereon the Shareholders' good faith estimate of the Net Book Value of the Company as of the Closing Date (the "Estimated Net Book Value"), which shall be derived from and supported by the Pre-Closing Balance Sheet.

            (b) On or about the Closing Date, representatives of the Shareholders and their independent public accountants (the "Shareholders' Accountants"), observed by Purchaser and/or Purchaser's independent public accountants (the "Purchaser's Accountants"), shall conduct a physical count of the inventory of the Company and its Subsidiaries and shall expeditiously perform such other procedures with respect to the Company and its Subsidiaries as are necessary and appropriate to prepare and audit a balance sheet of the Company and its Subsidiaries as of


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the Closing Date (the "Closing Date Balance Sheet") and the unaudited related statements of operations and cash flows for the period commencing December 1, 1996 and ending on the Closing Date (together with the Closing Date Balance Sheet, the "Closing Date Financials"). Purchaser shall provide the Shareholders and the Shareholders' Accountants with full access at all reasonable times to the books, records, premises, workpapers and other materials of the Company and its Subsidiaries and shall furnish the Shareholders with such information and assistance as the Shareholders may reasonably request in connection with the preparation of an audit of the Closing Date Financials. The Closing Date Financials shall (i) be accompanied by the unqualified report of Shareholders' Accountants with respect to the Closing Date Balance Sheet and a review report with respect to the other Closing Date Financials, (ii) be prepared in accordance with the Books and Records of the Company and its Subsidiaries, and
(iii) present fairly the consolidated financial position of the Company and its Subsidiaries as of the Closing Date and the consolidated results of the operations of the Company and its Subsidiaries for the applicable period in accordance with GAAP applied consistently with those accounting policies and practices used in the preparation of the Financial Statements. Purchaser's Accountants may participate in and observe the preparation of the Closing Date Financials. The Shareholders and Shareholders' Accountants shall make all of their work papers and other relevant documents in connection with the preparation of the Closing Date Financials available to Purchaser and Purchaser's Accountants, and shall make the persons in charge of the preparation of the Closing Date Financials available for reasonable inquiry by Purchaser and Purchaser's Accountants. Not later than forty-five (45) days following the Closing Date, the Shareholders shall deliver to Purchaser (i) the Closing Date Financials and (ii) a certificate of the Shareholders (the "Closing Date Certificate"), which shall set forth the Net Book Value of the Company as of the Closing Date (the "Closing Date Net Book Value") as determined from and supported by the Closing Date Balance Sheet.

         (c) Purchaser shall notify the Shareholders in writing within twenty
(20) days following receipt of the Closing Date Certificate if it does not agree with the Closing Date Net Book Value set forth thereon, in which case the Shareholders and Shareholders' Accountants, on the one hand, and Purchaser and Purchaser's Accountants, on the other, will use good faith


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efforts during the ten-day period following the date the Closing Date
Certificate was received by the Shareholders to resolve any differences they may have as to the Closing Date Net Book Value. Such written notice will identify with reasonable specificity the calculations with which Purchaser disagrees or other bases for such disagreement. If the Shareholders and Purchaser cannot reach agreement during such ten-day period, their disagreements shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by Shareholders' Accountants and Purchaser's Accountants (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the Closing Date Net Book Value. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which the Shareholders and Purchaser have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of the Closing Date Net Book Value, which shall be completed as promptly as practicable but in no event later than thirty (30) days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, each of the Shareholders and Purchaser for purposes of this Section 1.04.

            (d) In the event the Closing Date Net Book Value determined in accordance with subparagraph (b) or (c) of this Section 1.04, as the case may be (the "Final Net Book Value"), is less than the $2,276,271 (such difference being herein referred to as the "Deficiency Amount"), then Purchaser shall, promptly following the date of determination of the Final Net Book Value (the "Determination Date"), deliver to the Escrow Agent the Balance Sheet Adjustment Certificate referred to in the Escrow Agreement, setting forth in the appropriate place thereon the Deficiency Amount. To the extent the Escrow Shares are insufficient to pay the Deficiency Amount, the Shareholders shall, within five (5) days following the Determination Date, pay to Purchaser the amount of such insufficiency by delivery of shares of Purchaser Common Stock, valued at the Per Share Price (disregarding fractions).

            (e) The fees and expenses of the Independent Accountant shall be borne equally by Purchaser and the Shareholders.


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
            1.05 Accounts Receivable Payment (a) On the Closing Date, the Shareholders shall deliver to Purchaser a certificate (the "Receivables Certificate"), setting forth in detail (i) the face value of the Accounts Receivable of the Company and its Subsidiaries as of the close of business on the day prior to the Closing Date (the "Closing Date Accounts Receivable") and
(ii) the amount of any bad debt reserves with respect to the Closing Date Accounts Receivable. The face value of the Closing Date Accounts Receivable less any amounts of such bad debt reserves is herein referred to as the "Net Receivables Amount".

            (b) The Company shall, on and after the Closing Date, use commercially reasonable efforts to collect the Closing Date Accounts Receivable. In exercising such efforts, the Company shall have no obligation to use greater efforts than those used by the Company in the collection of accounts receivable in the ordinary course of the Company's business. Without limiting the foregoing, the Company shall have no obligation of any sort to pursue collection through any form of litigation, arbitration or any other dispute mechanism. The Company shall consider in good faith, but shall have no obligation to comply with, a request by the Shareholders that the Company withhold shipments to an obligor of an unpaid Closing Date Accounts Receivable. If the terms of any Closing Date Accounts Receivable have been renegotiated after the Closing, such Closing Date Accounts Receivable shall be deemed fully paid at the total face amount thereof as it existed prior to the renegotiation. If Closing Date Accounts Receivable and accounts receivable arising after the Closing are owed by the same Person, the Company shall credit any payments by that Person in the order of age of the invoices for those Closing Date Accounts Receivable and later accounts receivable, with the oldest invoices being credited first.

            (c) Not later than the fifth Business Day following the earlier of
(i) the 270th day after the Closing Date and (ii) the date on which Purchaser's independent auditors issue an audit opinion on Purchaser's consolidated financial statements for the year ending December 31, 1997, Purchaser shall provide the Shareholders with a written notice (the "Receivables Notice") describing in reasonable detail all uncollected Closing Date Accounts Receivable, if any, and the total face amount thereof. To the extent that total collections in respect of Closing Date Accounts Receivable are less than the Net Receivables Amount (the difference between the Net Receivables Amount and the amount so


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collected being herein referred to as the "Receivables Deficiency"), then within three (3) Business Days following its delivery of the Receivables Notice, Purchaser shall sell to the Shareholders, and the Shareholders shall purchase from Purchaser, all uncollected Closing Date Accounts Receivable for an aggregate purchase price equal to the Receivables Deficiency. Such aggregate purchase price shall be payable by delivery of Escrow Shares in accordance with an Accounts Receivable Certificate provided by Purchaser to the Escrow Agent in accordance with the Escrow Agreement or, to the extent the Escrow Shares are insufficient to pay the purchase price for such Closing Date Accounts
Receivable, the Shareholders shall pay to Purchaser the amount of such insufficiency by delivery of shares of Purchaser Common Stock, valued at the Per Share Price (disregarding fractions). After such uncollected Closing Date Accounts Receivable are purchased by the Shareholders, the Company will continue to make the same efforts to collect such Closing Date Accounts Receivable as are required of it by paragraph (b) above, and any payments received thereon by the Company will be remitted within five (5) Business Days to the Shareholders after deducting any expenses incurred in connection with such collection.

            1.06 Further Assurances; Post-Closing Cooperation. The parties agree
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Operative Agreements.

            (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period


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
extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

            (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Shareholders in accordance with this paragraph shall be held in strict confidence by the Shareholders and shall only be used for the intended purposes.

            (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.


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
                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

            Each of the Shareholders, jointly and severally, represents and warrants to Purchaser as follows:

            2.01 Corporate Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and has full corporate power and authority carry on its business as it is now being conducted and to own, lease and operate its properties and assets. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.01 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 2.01 of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and by-laws or other comparable corporate charter documents of the Company as in effect on the date hereof.

            2.02 Authority. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes, and upon the execution and delivery by each Shareholder of the Operative Agreements to which such Shareholder is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

            2.03 Capital Stock. (a) The authorized capital stock of the Company consists solely of 7,500 shares of Company Common Stock, of which 2,100 shares are issued and outstanding, no shares are held in treasury and no shares are reserved for future issuance. All of the issued and outstanding shares of Company

Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

            (b) Except as disclosed in Section 2.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

            (c) Set forth on Annex I hereto is the number of shares of Company Common Stock held by each Shareholder on the date hereof. All such shares are, and will be on the Closing Date, owned by such Shareholder, beneficially and of record, free and clear of all Liens, and none of which shares are, nor will they be on the Closing Date, subject to any voting arrangements or proxies.

            (d) The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

            2.04 Subsidiaries. (a) Section 2.04 of the Disclosure Schedule lists the name of each Subsidiary of the Company and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.04 of the Disclosure Schedule, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.04 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. Section 2.04 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in Section 2.04 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in Section 2.04 of the Disclosure Schedule, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 2.04 of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

            (b) Except for the Subsidiaries, the Company does not own, directly or through the Subsidiaries, any capital stock of or other equity interest in any other Person.

            2.05 No Conflicts. The execution and delivery by each Shareholder of this Agreement does not, and the execution and delivery by such Shareholder of the Operative Agreements to which such Shareholder is a party, the performance by such Shareholder of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby, will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.06 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to either Shareholder, the Company or any of its Subsidiaries or any of their respective Assets and Properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of such Operative Agreements or to have a material adverse effect on the Business or Condition of the Company); or

            (c) except as disclosed in Section 2.05 of the Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business or Condition of the Company or adversely affect the ability of Seller to consummate the transactions contemplated hereby or by any such Operative Agreements or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or such Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any of its Subsidiaries or such Shareholder or any of their respective Assets and Properties under, any Contract or License to which the Company or any of its Subsidiaries or such Shareholder is a party or by which any of their respective Assets and Properties is bound.

            2.06 Governmental Approvals and Filings. Except as disclosed in
Section 2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or any of its Subsidiaries or either Shareholder is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

            2.07 Books and Records. Except as disclosed in Section 2.07 of the Disclosure Schedule, the minute books and other similar records of the Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of the Company and its Subsidiaries. The stock transfer ledgers and other similar records of the Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and its Subsidiaries. Except as set forth in Section 2.07 of the Disclosure Schedule, the Company and its Subsidiaries do not have any of their Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and its Subsidiaries.

            2.08 Financial Statements. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of the following financial statements:

            (a) the audited balance sheets of the Company and its consolidated Subsidiaries as of November 30, 1994, 1995 and 1996, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Hyatt, Imler, Ott & Blount, P.C., and all letters from such accountants with respect to the results of such audits; and

            (b) the unaudited balance sheet of the Company and its consolidated Subsidiaries as of May 31, 1997, and the related unaudited consolidated statement of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto or as disclosed in Section 2.08 of the Disclosure Schedule, the Financial Statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby and (iii) were compiled from the Books and Records of the Company and its Subsidiaries regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein. The Company and its Subsidiaries have maintained its Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP. The Company has no Subsidiaries whose financial condition and results of operations are not consolidated with those of the Company and its other Subsidiaries for purposes of the Financial Statements.

            2.09 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since November 30, 1996 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in Section 2.09 of the Disclosure Schedule, there has not occurred since November 30, 1996:

            (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock of or any Option with respect to the Company;

            (ii) any authorization, issuance, sale or other disposition by the Company of any shares of capital stock of or Option with respect to the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company;

            (iii) (x) any increase in the salary, wages or other compensation of any officer or consultant of the Company or any of its Subsidiaries whose annual salary is, or after giving effect to such change would be, $20,000, or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company reasonably believed to be the least costly was chosen;

            (iv) (A) incurrences by the Company or any of its Subsidiaries of Indebtedness in an aggregate principal amount exceeding $50,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any of its Subsidiaries under, any Indebtedness of or owing to the Company or any of its Subsidiaries;

            (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any of its Subsidiaries in an aggregate amount exceeding $50,000;

            (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any of its Subsidiaries or (y) any method of calculating any bad debt, contingency or other reserve of the Company or any of its Subsidiaries for accounting, financial reporting or Tax purposes or any change in the fiscal year of the Company;

            (vii) capital expenditures or commitments for additions to property, plant or equipment of the Company or any of its Subsidiaries constituting capital assets in an aggregate amount exceeding $50,000;

            (viii) any write-off or write-down of or any determination to write off or write down any of the Assets and

      Properties of the Company or any of its Subsidiaries in an aggregate amount exceeding $50,000;

            (ix) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any of its Subsidiaries, other than sales of inventory in the ordinary course of business consistent with past practice and other than dispositions of obsolete inventory consistent with past practice;

            (x) any entering into, material amendment, material modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.18(a) or (B) any License held by the Company or any of its Subsidiaries;

            (xi) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any of its Subsidiaries, (y) recapitalization, reorganization, liquidation or dissolution of the Company or any of its Subsidiaries or (z) merger or other business combination involving the Company or any of its Subsidiaries and any other Person;

            (xii) any commencement or termination by the Company or any of its Subsidiaries of any line of business;

            (xiii) any transaction by the Company or any of its Subsidiaries with either Shareholder or any Affiliate of such Shareholder (other than the Company and its Subsidiaries) (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract disclosed pursuant to Section 2.18(a)(vii) of the Disclosure Schedule;

            (xiv) any material adverse change in net sales, costs of goods sold or collection of Accounts Receivable;

            (xv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

            (xvi) any other material transaction involving or material development affecting the Company or any of its Subsidiaries outside the ordinary course of business consistent with past practice.

            2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the 1996 Base Balance Sheet or as disclosed in Section 2.10 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any of its Subsidiaries or any of their respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

            2.11 Taxes. Except as set forth on Section 2.11 of the Disclosure Schedule, no claim for any Tax due from or assessed against the Company or any of its Subsidiaries is being contested by the Company or any of its Subsidiaries, no Tax Returns or reports of the Company or any of its Subsidiaries have been audited by any tax authority, and neither the Company nor any of its Subsidiaries has received any notice of assessment or other adjustment from any tax authority. There are no pending Tax examinations of or Tax claims, including, but not limited to, withholding claims asserted against the Company or any of its Subsidiaries or any of their respective Assets and Properties, there are no Tax liens on any of the Assets and Properties of the Company or any of its Subsidiaries, there are no agreements, waivers or other arrangements providing an extension of time with respect to the assessment of any Tax against the Company or any of its Subsidiaries, nor are there any Tax proceedings now pending or, to the Knowledge of the Shareholders, threatened against the Company or any of its Subsidiaries. The Company and its Subsidiaries have made all deposits required by Law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon them. In connection with any audit of the Tax Returns of the Company or any of its Subsidiaries, no issue has been raised by any Tax officials which, by the application of similar principles, reasonably can be expected to result in a deficiency for any other year not so examined.

            2.12 Legal Proceedings. Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) there are no Actions or Proceedings existing or, to the Knowledge of the Shareholders, threatened against, relating to or affecting the Shareholders, the Company or any of its Subsidiaries or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to either the Shareholders, the Company or any of its Subsidiaries, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any of its Subsidiaries that would interfere in any material respect with their respective business or operations or (y) Losses by the Company or any of its Subsidiaries, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $100,000;

            (b) To the Knowledge of the Shareholders, there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause
      (a) above; and

            (c) there are no Orders outstanding against the Company or any of its Subsidiaries.

            2.13 Compliance With Laws and Orders. Except as disclosed in Section
2.13 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any material Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets and Properties.

            2.14  Benefit Plans; ERISA.

            (a) Section 2.14(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan contributed to by an ERISA Affiliate, or any predecessor thereof. Neither the Company nor any of its Subsidiaries has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.14(a) of the Disclosure Schedule, no loan is outstanding between the Company or any of its Subsidiaries and any employee.

            (b) Neither the Company nor any of its Subsidiaries maintains nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

            (c) Each Benefit Plan covers only employees who are employed by the Company and its Subsidiaries (or former employees or beneficiaries with respect to service with the Company and its Subsidiaries), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

            (d) Neither the Company or any of its Subsidiaries, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

            (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither the Company nor any of its Subsidiaries has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

            (f) Neither the Company nor any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Shareholders or the Company or any of its Subsidiaries to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

            (g) To the Knowledge of the Shareholders, no event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company or any of its Subsidiaries, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

            (h) To the Knowledge of the Shareholders, no transaction contemplated by this Agreement will result in liability to the PBGC under
Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company or any corporation or organization controlling, controlled by or under common control with the Company within the meaning of

Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to the Company or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

            (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

            (j) To the Knowledge of the Shareholders, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company or any of its Subsidiaries or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

            (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

            (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of the Shareholders, there have been no material changes in such values since said date.

            (m) Complete and correct copies of the following documents have been furnished or made available to Purchaser prior to the execution of this
Agreement:

            (i) the current Benefit Plans and any predecessor plans referred to therein, and any related trust agreements and insurance contracts;

            (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar current descriptions of all other Benefit Plans;

            (iii) the most recent Form 5500 and Schedules thereto, or any applicable extension application relating thereto, for each Benefit Plan subject to ERISA reporting requirements;

            (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

            (v) the most recent accountings with respect to any Benefit Plan funded through a trust; and

            (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted.

            2.15 Real Property. (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by the Company or any of its Subsidiaries, (ii) each parcel of real property leased by the Company or any of its Subsidiaries (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clause (i).

            (b) Except as disclosed in Section 2.15(a) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable fee simple title to each parcel of real property owned by them, free and clear of all Liens other than Permitted Liens. Except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Company and its Subsidiaries are in possession of each parcel of real property owned by them, together with all buildings, structures, facilities, fixtures and other improvements thereon. The Company and its Subsidiaries have adequate rights of ingress and egress with respect to the real property listed in Section 2.15(a) of the Disclosure Schedule and all buildings, structures, facilities, fixtures and other improvements thereon. To the Shareholders' Knowledge, none of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

            (c) The Company and its Subsidiaries have a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by them for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or one of its Subsidiaries and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and the Company and its Subsidiaries have not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company and its Subsidiaries do not owe any brokerage commissions with respect to any such leased space.

            (d) The Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned by the Company and its Subsidiaries, and (ii) all leases (including any amendments and renewal letters) and all other documents referred to in clause (i) of this paragraph (d) currently in the possession of the Company, its Subsidiaries or the Shareholders with respect to the real property leased by the Company and its Subsidiaries.

            (e) No tenant or other party in possession of any of the real properties owned by the Company and its Subsidiaries has any right to purchase, or holds any right of first refusal to purchase, such properties.

            (f) The improvements on the real property identified in Section 2.15(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of the Shareholders, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

            2.16 Tangible Personal Property; Investment Assets. (a) Except as disclosed in Section 2.16(a) of the Disclosure Schedule, the Company and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the 1996 Base Balance Sheet and tangible personal property acquired since November 30, 1996, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            (b) Section 2.16(b) of the Disclosure Schedule describes each Investment Asset owned by the Company and its Subsidiaries. Except as disclosed in Section 2.16(b) of the Disclosure Schedule, all such Investment Assets are owned by the Company and its Subsidiaries free and clear of all Liens other than Permitted Liens.

            2.17 Intellectual Property Rights. The Company and its Subsidiaries have interests in or use only the Intellectual Property disclosed in Section
2.17 of the Disclosure Schedule, each of which the Company and its Subsidiaries have all right, title and interest in or a valid and binding right under Contract to use. No other Intellectual Property is used in the conduct of the business of the Company. Except as disclosed in Section 2.17 of the Disclosure Schedule, (i) to the Knowledge of the Shareholders, the Company and its Subsidiaries have the exclusive right to use the Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, (ii) to the Knowledge of the Shareholders, all registrations with and applications to

Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company and its Subsidiaries to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company and its Subsidiaries in respect of such Intellectual Property, (iv) the Company has delivered to Purchaser, prior to the execution of this Agreement, documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (v) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) the Company and its Subsidiaries are not, nor have they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of the Shareholders, no such Intellectual Property is being infringed by any other Person. Neither the Shareholders nor the Company nor any of its Subsidiaries has received any notice that the Company or any of its Subsidiaries is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Shareholders, has been made to such effect that has not been resolved and, to the Knowledge of the Shareholders, neither the Company nor any of its Subsidiaries is infringing any Intellectual Property of any other Person.

            2.18 Contracts. (a) Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties is bound:

            (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, length of employment, position, rate of compensation and benefits of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any of its Subsidiaries to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or former employee;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its Subsidiaries to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any of its Subsidiaries;

            (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

            (iv) all Contracts relating to Indebtedness of the Company or any of its Subsidiaries in excess of $50,000;

            (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

            (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties other than dispositions or acquisitions in the ordinary course of business consistent with past practice and (B) any merger or other business combination;

            (vii) all Contracts between or among the Company or any of its Subsidiaries, on the one hand, and either Shareholder, or any Affiliate of such Shareholder (other than the Company and its Subsidiaries), on the other hand;

            (viii) all collective bargaining or similar labor Contracts;

            (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

            (x) all other Contracts (other than Benefit Plans, leases listed in Section 2.15 of the Disclosure Schedule and insurance policies listed in
      Section 2.22 of the Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any of its Subsidiaries of more than $50,000 annually and
      (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or any of its Subsidiaries.

            (b) Each Contract disclosed in Section 2.18(a) of the Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule, neither the Company or any of its Subsidiaries, any Shareholder nor, to the Knowledge of the Shareholders, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

            2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used or held for use in, and individually or in the aggregate with other such Licenses material to, the Business or Condition of the Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:

            (i) the Company and its Subsidiaries own or validly hold all Licenses that are material, individually or in the aggregate, to their business or operations;

            (ii) each License listed in Section 2.19 of the Disclosure Schedule is valid, binding and in full force and effect;

            (iii) neither the Company nor any of its Subsidiaries is, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect.

            2.20 Warranty Claims. Except as set forth in Section 2.20 of the Disclosure Schedule, there are no existing claims against the Company or any of its Subsidiaries arising out of or relating to any products sold by the Company or any of its Subsidiaries under any warranties, whether express or implied.

            2.21 Product Liability Claims. Except as set forth in Section 2.21 of the Disclosure Schedule, there are, and during the past five (5) years there have been, no product liability claims with respect to any products now or previously sold by the Company or any of its Subsidiaries.

            2.22 Insurance. (a) Section 2.22 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, and other insurance policies currently in effect that insure the business, operations or employees of the Company and its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and its Subsidiaries and that (i) have been issued to the Company or any of its Subsidiaries or (ii) to the Shareholders' Knowledge, have been issued to any Person (other than the Company or any of its Subsidiaries) for the benefit of the Company or any of its Subsidiaries. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. To the Shareholders' Knowledge, each policy listed in Section 2.22 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company or any of its Subsidiaries nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.22 of the Disclosure Schedule are placed with financially sound and reputable insurers. Neither the Company or any of its Subsidiaries nor, to the Shareholders' Knowledge, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            (b) The Company and its Subsidiaries have complied in all material respects with and maintain in full force and effect all applicable workers compensation insurance required by law.

            2.23 Affiliate Transactions. Except as disclosed in Section 2.18(a)(vii) or Section 2.23(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company or any of its Subsidiaries, on the one hand, and any Shareholder, or any Affiliate of any Shareholder, on the other, (ii) neither such Shareholder nor such Affiliate provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to such Shareholder or any such Affiliate. Except as disclosed in Section 2.23(b) of the Disclosure Schedule, since November 30, 1996, all settlements of intercompany Liabilities between the Company and its Subsidiaries, on the one hand, and any Shareholder or any such Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

            2.24 Employees; Labor Relations. (a) Section 2.24(a) of the Disclosure Schedule contains a correct and complete list of the name of each officer and employee of the Company and its Subsidiaries at the date hereof, together with each such person's position or function, length of service, annual base salary or wages and any incentive or bonus arrangement or benefits with respect to such person in effect on such date, including those on lay-off (as well as the reason for their absence) but other than those receiving benefits under workers' compensation legislation.

            (b) Except as disclosed in Section 2.24(b) of the Disclosure Schedule, (i) no employee of the Company or any of its Subsidiaries is presently a member of a collective bargaining unit or represented by a similar employee association and, to the Knowledge of the Shareholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any of its Subsidiaries and (ii) no unfair labor practice, complaint, grievance or arbitration against the Company or any of its Subsidiaries is pending or has been brought during the last five (5) years against the Company or any of its Subsidiaries. Since August 31, 1992, there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries. During that period, the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

            2.25 Environmental Matters. The Company and its Subsidiaries have obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of their business or operations. Each of such Licenses is in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.25 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Shareholders, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any of its Subsidiaries to have any License required under applicable Environmental Laws in connection with the conduct of their business or operations or with respect to any generation, treatment, storage, recycling, transportation or Release of any Hazardous Material, and to the Knowledge of the Shareholders, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

            (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility; and, without limiting the foregoing, neither the Company nor any of its Subsidiaries is subject to any Liability by reason of the presence or existence of any of the following, whether past or present, at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries: (i) polychlorinated biphenyl, (ii) asbestos or asbestos-containing material, (iii) underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, or (iv) any Release of Hazardous Material in a quantity reportable under, or in violation of, any Environmental Law.

            (c) Neither the Company nor any of its Subsidiaries has transported for disposal or arranged for the transportation for disposal of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company or any of its Subsidiaries.

            (d) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

            (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of the Shareholders, is in process that could subject any such site or facility to such Liens, and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the real property on which such site or facility is located.

            (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been delivered to Purchaser prior to the execution of this Agreement.

            2.26 Substantial Customers and Suppliers. Section 2.26(a) of the Disclosure Schedule lists the twenty-five (25) largest customers of the Company and its Subsidiaries, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 2.26(b) of the Disclosure Schedule lists the twenty-five (25) largest suppliers of the Company and its Subsidiaries, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Section 2.26(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company and its Subsidiaries since November 30, 1996, or to the Knowledge of the Shareholders, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.26(d) of the Disclosure Schedule, to the Knowledge of the Shareholders, no such customer or supplier is threatened with bankruptcy or insolvency.

            2.27 Bank and Brokerage Accounts; Investment Assets. Section 2.27 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any of its Subsidiaries has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other similar representatives of the Company or any of its Subsidiaries having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

            2.28 No Powers of Attorney. Neither the Company nor any of its Subsidiaries has any powers of attorney or comparable delegations of authority outstanding.

            2.29 Inventory. All inventory of the Company and its Subsidiaries reflected on the 1996 Base Balance Sheet and all such inventory acquired since November 30, 1996 consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to (i) specific write-offs that have been taken, (ii) the fact that demonstration products are often sold at reduced costs, (iii) reserves for unusable or unsalable inventory kept on the Books and Records of the Company and its Subsidiaries and (iv) normal and customary allowances in the industry for spoilage, damage and outdated items. Except as disclosed in Section 2.29 of the Disclosure Schedule, all items included in such inventory are the property of the Company and its Subsidiaries, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any of its Subsidiaries on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

            2.30 Nature of Purchase; Accredited Investor. (a) Each Shareholder is acquiring the Purchaser Shares issued pursuant to this Agreement for his or her own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same, except as contemplated by the Registration Rights Agreement. Each Shareholder acknowledges that the issuance of the Purchaser

Shares pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Purchaser Shares contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that Purchaser's reliance upon such exemptions is predicated upon the Shareholders' representations set forth in this Agreement. Each Shareholder acknowledges and understands that such shares must be retained by such Shareholder until they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available, and that the certificates representing such shares will contain a legend to the foregoing effect.

            (b) Each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

            2.31 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Shareholders directly with Purchaser without the intervention of any Person on behalf of the Shareholders in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

            2.32 Accounting Matters. To the Knowledge of the Shareholders, neither the Company nor any of its Affiliates has taken or agreed or failed to take any action that (without giving effect to any action taken or agreed to be taken by Purchaser or any of its Affiliates) would disqualify the treatment of the business combination to be effected pursuant to this Agreement as a "pooling of interests" for accounting purposes.

            2.33 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to the Shareholders as follows:

            3.01 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

            3.02 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

            3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

            (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties are bound.

            3.04 Governmental Approvals and Filings. Except as disclosed in
Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

            3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            3.06 SEC Reports and Financial Statements; No Adverse Change. Purchaser delivered to the Shareholders prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Purchaser or any of its subsidiaries with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Purchaser SEC Reports"), which are all the documents (other than preliminary material) that Purchaser and its subsidiaries were required to file with the SEC since such date. As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the "Purchaser Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Purchaser and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as disclosed in the Purchaser SEC Reports filed prior to the date of this Agreement, since December 31, 1996 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole.

            3.07 Capital Stock. The shares of Purchaser Common Stock issuable in connection with this Agreement constitute voting stock, have been duly authorized by Purchaser and reserved for issuance pursuant to this Agreement and, when issued in exchange for the Shares in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. All such shares of Purchaser Common Stock will be free of preemptive or similar rights created by Purchaser.

            3.08 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Shareholders without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against the Shareholders for a finder's fee, brokerage commission or similar payment.

            3.09 Accounting Matters. To the knowledge of Purchaser, neither Purchaser nor any of its Affiliates has taken or agreed or failed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its Affiliates) would disqualify the treatment of the business combination to be effected pursuant to this Agreement as a "pooling of interests" for accounting purposes.


                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS

            The Shareholders covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, the Shareholders will, and will cause the Company and its Subsidiaries to, comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

            4.01 Regulatory and Other Approvals. The Shareholders will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Shareholders or the Company to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.05 and 2.06 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02. The Shareholders will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            4.02 Investigation by Purchaser. The Shareholders will (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their respective Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Licenses, Benefit Plans and other Books and Records) concerning the business and operations of the Company and its Subsidiaries as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

            4.03 No Solicitations. [INTENTIONALLY OMITTED]

            4.04 Conduct of Business. The Company and its Subsidiaries will conduct their business or operations only in the ordinary course consistent with past practice.

            4.05 Financial Statements and Reports; Filings. (a) Not later than forty-five (45) days following the Closing Date, Purchaser shall have received from the Shareholders such financial statements of the Company and its Subsidiaries as are sufficient to enable Purchaser to comply with its obligation to file a Current Report on Form 8-K with the SEC (if required) and any other SEC filing related to the transactions hereunder, together with a balance sheet of the Company and its consolidated Subsidiaries as of the Closing Date and the related statements of operations and cash flows for the period commencing December 1, 1996 and ending on the Closing Date, accompanied by a review report of independent auditors of recognized standing. The cost of providing the financial statements required by this Section 4.05 shall be borne equally by Purchaser and the Shareholders.

            (b) As promptly as practicable, the Company and its Subsidiaries will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by it relating to the business or operations of the Company and its Subsidiaries.

            (c) As promptly as practicable, the Company and its Subsidiaries will deliver copies of all License applications and other filings made by the Company or any of its Subsidiaries after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

            4.06 Employee Matters. Except as may be required by Law, the Company and its Subsidiaries will refrain from either directly or indirectly:

            (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any of its Subsidiaries concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

            (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any of its Subsidiaries;

            (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company reasonably believes to be the least costly is chosen; or

            (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other employee compensation arrangement.

            4.07 Certain Restrictions. The Company and its Subsidiaries will refrain from:

            (a) amending their articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any the corporation;

            (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any of its Subsidiaries;

            (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company;

            (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

            (e) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract or License;

            (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties are bound;

            (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $50,000 (net of any amounts of Indebtedness discharged during such period), or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any of its Subsidiaries under, any Indebtedness of or owing to the Company or any of its Subsidiaries;

            (h) engaging in any transaction with any officer, director or Affiliate of the Company or any of its Subsidiaries, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

            (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $50,000; or

            (j) entering into any Contract to do or engage in any of the foregoing.

            4.08 Books and Records, etc.; Removal of Property. On the Closing Date, the Shareholders will deliver or make available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing either Shareholder discovers in his possession or under his control any other Books and Records, such Shareholder will forthwith deliver such Books and Records to Purchaser.

            4.09 Pooling of Interests; Resale Restrictions. (a) From and after the date hereof and until the Closing, neither the Company nor any of its Subsidiaries or other Affiliates will take any action, or fail to take any action, that would disqualify the treatment of the business combination to be effected pursuant to this Agreement as a "pooling of interests" for accounting purposes.

            (b) Notwithstanding anything to the contrary contained in this Agreement or in the Registration Rights Agreement, each Shareholder represents to and covenants with Purchaser that such Shareholder (i) has and will not, within the thirty (30) days prior to the Closing Date, sell, transfer or otherwise dispose of any Purchaser Shares or any other shares of capital stock of Purchaser held by such Shareholder and (ii) will not sell, transfer or otherwise dispose of any Purchaser Shares or any other shares of capital stock of Purchaser held by such Shareholder until after such time as Purchaser shall have published the results of the combined post-Closing operations of Purchaser and the Company as contemplated by Section 5.05(b).

            4.10 Fulfillment of Conditions. The Shareholders will execute and deliver at the Closing each Operative Agreement that the Shareholders are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                    ARTICLE V

                             COVENANTS OF PURCHASER

            Purchaser covenants and agrees with the Shareholders that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, or, if no period is specified therein, indefinitely, Purchaser will comply with all covenants and provisions of this Article V, except to the extent the Shareholders may otherwise consent in writing.

            5.01 Regulatory and Other Approvals. Purchaser will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Shareholders or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with the Shareholders in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to the Shareholders when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Shareholders of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            5.02 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            5.03 Listing of Stock. Purchaser shall cause all shares of Purchaser Common Stock issued to the Shareholders or furnished to the Escrow Agent to be listed on the national securities exchange on which the Purchaser Common Stock is traded.

            5.04 Access to Records. Each Shareholder shall have access, upon reasonable prior notice and during normal business hours, to the Books and Records of the Company and its Subsidiaries for purposes of (a) considering, defending and resolving any disputes or claims relating to the operations of the Company and its Subsidiaries on or prior to the Closing, including without limitation any Tax matter, (b) considering, prosecuting, defending or resolving any disputes or claims under this Agreement, (c) preparation of Tax Returns of any Shareholder or any Affiliate of a Shareholder or (d) other reasonable and necessary purposes related to the operations of the Company and its Subsidiaries prior to the Closing. For a period of five years after the Closing, Purchaser will cause the Company and its Subsidiaries to give reasonable advance notice to each Shareholder of the planned destruction of any documents in such party's possession relating to any of the foregoing, and the Shareholders so notified shall be given the opportunity, at their sole expense, to take possession of such records (subject to whatever reasonable confidentiality restrictions that Purchaser may impose as a condition to providing such Books and Records to a Shareholder).

            5.05 Pooling of Interests. (a) From and after the date hereof and until the Closing, neither Purchaser nor any of its Affiliates will take any action, or fail to take any action, that would disqualify the treatment of the business combination to be effected pursuant to this Agreement as a "pooling of interests" for accounting purposes.

            (b) As soon as practicable following the Closing, but in any event on or before November 30, 1997, Purchaser will publish results covering at least thirty (30) days of post-Closing combined operations of the Company and Purchaser, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, including sales and net income.

            5.06 Release of Guarantees. As promptly as possible after the Closing, Purchaser shall use its best efforts to obtain the release of the guarantees that the Shareholders have given in respect of Indebtedness of the Company and the Subsidiaries described in Section 5.06 of the Disclosure Schedule.

            5.07 Filing of Registration Statement. As promptly as practicable after the Closing, but in no event later than September 4, 1997, Purchaser shall file the Registration Statement with the SEC.


                                   ARTICLE VI

                      CONDITIONS TO OBLIGATION OF PURCHASER

            The obligation of Purchaser hereunder to purchase the Shares from the Shareholders is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            6.01 Representations and Warranties. Each of the representations and warranties made by the Shareholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

            6.02 Performance. The Shareholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and its Subsidiaries or the Shareholders, as the case may be, at or before the Closing.

            6.03 Shareholders' and Secretaries' Certificates. The Shareholders shall have delivered to Purchaser a certificate, dated the Closing Date and executed by each of the Shareholders, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the corporate secretaries of the Company and each of its Subsidiaries, substantially in the form and to the effect of Exhibit C hereto.

            6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company or any of its Subsidiaries, the Shareholders or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

            6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Shareholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            6.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 6.06 of the Disclosure Schedule (a) shall have been obtained,
(b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            6.07 Estimated Net Book Value. The Estimated Net Book Value set forth on the Pre-Closing Certificate shall be at least $2,276,271.

            6.08 Escrow Agreement. The Shareholders shall have entered into the Escrow Agreement with Purchaser and the Escrow Agent.

            6.09 Pooling Letters. Purchaser shall have received letters from Ernst & Young LLP and BDO Seidman LLP, each dated the Closing Date and addressed to Purchaser and the Company, respectively, stating that the business combination to be effected pursuant to this Agreement will qualify as a "pooling of interests" transaction under Opinion 16 of the Accounting Principles Board.

            6.10 Opinion of Counsel. Purchaser shall have received the opinion of Robins, Kaplan, Miller & Ciresi LLP, counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

            6.11 Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Company and its Subsidiaries as are designated in a written notice delivered by Purchaser to the Shareholders shall have tendered, effective at the Closing, their resignations as such directors and officers.

            6.12 Employment Agreements. S.E. (Gene) Davis shall have entered into an employment agreement with Purchaser substantially in the form of Exhibit E-1 hereto and Vicki Ray shall have entered into an employment agreement with Purchaser substantially in the form of Exhibit E-2 hereto (collectively, the "Employment Agreements").

            6.13 Non-Competition Agreements. S.E. (Gene) Davis shall have entered into a non-competition agreement with Purchaser substantially in the form of Exhibit F-1 hereto and Vicki Ray shall have entered into a non-competition agreement with Purchaser substantially in the form of Exhibit F-2 hereto (collectively, the "Non-Competition Agreements").

            6.14 Proceedings. All proceedings to be taken on the part of the Shareholders and the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE VII

                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

            The obligations of the Shareholders to sell the Shares to Purchaser are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Shareholders in their sole discretion):

            7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

            7.03 Officers' Certificates. Purchaser shall have delivered to the Shareholders a certificate, dated the Closing

Date and executed in the name and on behalf of Purchaser by any of its Vice Presidents, substantially in the form and to the effect of Exhibit G hereto, and a certificate, dated the Closing Date and executed by the corporate secretary of Purchaser, substantially in the form and to the effect of Exhibit H hereto.

            7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to the Shareholders, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company or any of its Subsidiaries, the Shareholders or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

            7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Shareholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Shareholders, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            7.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Shareholders of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Company and the Shareholders, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            7.07 Opinion of Counsel. The Shareholders shall have received the opinion of Milbank, Tweed, Hadley & McCloy, special counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.

            7.08 Employment Agreements. Purchaser shall have entered into an Employment Agreement with each of the Shareholders.

            7.09 Non-Competition Agreements. Purchaser shall have entered into a Non-Competition Agreement with each of the Shareholders.

            7.10 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders, and the Shareholders shall have received copies of all such documents and other evidences as the Shareholders may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

            8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company and its Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Shareholders and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements contained in this Agreement, and the statements contained in the Disclosure Schedule or in any certificate, list or other writing furnished pursuant to any provision of this Agreement, will survive the Closing; provided that (i) the representations and warranties contained in Sections 2.10, 2.11, 2.12, 2.14, 2.20, 2.21, 2.25, 2.31, 3.07 and 3.08 will only survive the Closing until

August 31, 2000 with respect to the matters covered thereby, (ii) the representations and warranties contained in Section 2.29 will only survive the Closing until the Determination Date, and (iii) all other representations and warranties contained in Articles II and III will only survive the Closing until the earlier of (x) the first anniversary of the Closing Date and (y) the date on which Purchaser's independent auditors issue an audit opinion on Purchaser's consolidated financial statements for the year ending December 31, 1997; provided further that any representation or warranty that would otherwise terminate in accordance with clause (i), (ii) or (iii) above will continue to survive with respect to a specific claim if an Indemnity Notice shall have been timely given under Section 8.02 on or prior to such termination date, until the specific claim for indemnification has been satisfied or otherwise resolved as provided in Section 8.02.

            8.02 Indemnification.

            (a) Each Shareholder shall severally, in proportion to their relative ownership of the Shares as set forth on Annex I hereto, indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any material covenant or agreement on the part of either Shareholder contained in this Agreement, (ii) any claim against the Company or any of its Subsidiaries or any of their respective directors, officers, employees or agents based on any deficiency or noncompliance with the filing or payment of, or the failure to properly file or pay, any Tax arising or accruing prior to the Closing Date or Tax Return related thereto and not disclosed in the Disclosure Schedule and reserved against in the Closing Date Balance Sheet,
(iii) any Action or Proceeding existing or, to the Knowledge of the Shareholders, threatened prior to the Closing Date against, relating to or affecting the Company or any of its Subsidiaries or any of their respective Assets and Properties or (iv) any Retained Liability.

            (b) Purchaser shall indemnify the Shareholders in respect of, and hold each of them harmless from and against, (i) any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement and (ii) all reasonable legal expenses incurred by them in defending against any Action or Proceeding relating solely to the Liabilities described in clause (i) or (ii) of the definition of Retained Liabilities.

            (c) No amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under Section 8.02(a)(i) for a breach of a representation or warranty:

                   (i) unless, until and then only to the extent that the Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of $200,000 in the aggregate; and

                  (ii) unless the Purchaser Indemnified Parties have received payments in respect of claims made under such Section of $1,200,000 or less in the aggregate.

            (d) (i) No Indemnifying Party shall be obligated to indemnify and hold harmless any Indemnified Party under this Section 8.02 unless the Indemnified Party makes a specific written claim for indemnification within the applicable survival period specified in Section 8.01. The Shareholders acknowledge that there are no time limitations imposed by this Article VIII upon the ability of the Purchaser Indemnified Parties to assert a claim for indemnification with respect to matters covered by clauses (ii), (iii) or (iv) of Section 8.02(a).

                  (ii) All indemnification obligations of each Shareholder arising under Section 8.02(a) in respect of Losses arising from breaches of representations and warranties shall be satisfied solely by delivery of shares of Purchaser Common Stock, valued at the Per Share Price (disregarding fractions). The Purchaser Indemnified Parties' right to obtain shares of Purchaser Common Stock from the Shareholders in respect of their indemnity obligations arising under Section 8.02(a) shall not be limited to the Escrow Shares.

            (e) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this

Section 8.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a "Third Party Claim"), then such Indemnified Party shall give written notice to the latter of such Third Party Claim, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.02, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that in order to assume the defense of such action the Indemnifying Party must first deliver to the Indemnified Party a notice of its election so to assume the defense thereof and expressly agree in such notice that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge any Liability or Loss resulting from such Third Party Claim. After such notice is received by the Indemnified Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such Third Party Claim; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a Third Party Claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless the Indemnified Parties shall have been advised by counsel that representation of any such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case such Indemnified Parties shall have the right to select separate counsel, the fees and expenses of which shall be paid by the Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

            (f) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this
Section 8.02, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the thirty (30) day period following its receipt of such Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 8.02 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within sixty (60) days following the Indemnified Party's receipt of a written notice from the Indemnifying Party disputing such claim, such dispute shall be finally settled by arbitration in accordance with paragraph (f) of this Section 8.02.

            (g) Any dispute submitted to arbitration pursuant to Section 8.02(f) shall be finally and conclusively settled by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. It is the intent of the parties hereto that, barring extraordinary circumstances, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

            (h) Following the Closing, to the extent permitted by Law, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy of the Purchaser Indemnified Parties for recovery against the Shareholders, provided, however, that the indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy which the Purchaser Indemnified Parties may have for fraud.

            (i) Upon payment in full of any indemnification claim to a party hereto or the payment of any judgement or settlement with respect to a Third Party Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the

Indemnified Party against any person or entity with respect to the subject matter of such claim.

            (j) Each Indemnified Party shall have a duty to take all commercially reasonable steps to mitigate any Losses that such Indemnified Party may suffer as a result of or arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement contained in this Agreement.

            (k) If any insurance policy maintained by an Indemnified Party provides coverage against any Loss for which the Indemnified Party may assert a claim for indemnification under this Article VIII, the Indemnified Party shall use all commercially reasonable efforts to recover any insurance proceeds to which it is entitled under the terms of that policy in respect of the Loss, and the amount of indemnification payable under this Article VIII shall not include that amount of any insurance proceeds actually recovered by the Indemnified Party with respect to such Loss. If insurance proceeds are received after indemnification payments for the Loss have been made under this Article VIII, the Indemnified Party shall remit the amount thereof to the Indemnifying Party (such payment to be made utilizing the same form of consideration used by the Indemnifying Party in making the indemnification payment).


                                   ARTICLE IX

                                   TERMINATION

            9.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

            (a) at any time before the Closing, by mutual written agreement of the Shareholders and Purchaser; or

            (b) By either the Shareholders, on the one hand, or Purchaser, on the other, upon notification to the non-terminating party by the terminating party:

                (i) at any time after September 30, 1997 if the Closing shall not have occurred on or prior to such date and the failure of the Closing to have occurred on or prior to such date is not caused by a breach of this Agreement by the terminating party;

            (ii) at any time before the Closing, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party; or

            (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement or any of the Operative Agreements and such order shall have become final and nonappealable.

            9.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Shareholders or Purchaser (or any of its officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provision with respect to expenses in Section 11.03 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.01(b), (i) the Shareholders will remain liable to Purchaser for any breach of this Agreement by the Shareholders existing at the time of such termination, and Purchaser will remain liable to the Shareholders for any breach of this Agreement by Purchaser existing at the time of such termination, and the Shareholders or Purchaser may seek such remedies, including damages and reasonable fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity and (ii) that certain letter agreement with respect to confidentiality between Purchaser and the Company dated April 30, 1996 and extended on February 27, 1997 (the "Confidentiality Agreement") shall continue to remain in full force and effect in accordance with the terms thereof.

                                    ARTICLE X

                                   DEFINITIONS

            10.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

            "Accounts Receivable" means all trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the business of the Company and its Subsidiaries.

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified, and which respect to any Shareholder, any spouse of such Shareholder. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than fifty percent (50%) of the voting securities of another Person shall be deemed to control that Person.

            "Agreement" means this Stock Purchase Agreement and the Exhibits, the Annexes, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Benefit Plan" means any Plan established by the Company or any of its Subsidiaries, or any predecessor or Affiliate of the Company or any of its Subsidiaries, existing at the Closing Date or prior thereto, to which the Company or any of its Subsidiaries contributes or has contributed, or under which any employee, former employee or director of the Company or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Board of Arbitration" has the meaning ascribed to it in Section 8.02(f).

            "Books and Records" means all files, data, reports, lists, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer and supplier lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and its Subsidiaries, considered as a whole.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York or Georgia are authorized or obligated to close.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section300.5.

            "Closing" has the meaning ascribed to it in Section 1.03.

            "Closing Date" has the meaning ascribed to it in
Section 1.03.

            "Closing Date Accounts Receivable" has the meaning ascribed to it in
Section 1.05(a).

            "Closing Date Balance Sheet" has the meaning ascribed to it in
Section 1.04(b).

            "Closing Date Certificate" has the meaning ascribed to it in Section 1.04(b).

            "Closing Date Financials" has the meaning ascribed to it in Section 1.04(b).

            "Closing Date Net Book Value" has the meaning ascribed to it in
Section 1.04(b).

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Company" has the meaning ascribed to it in the forepart of this Agreement.

            "Company Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Confidentiality Agreement" has the meaning ascribed to it in
Section 9.02.

            "Contract" means any agreement, Customer Order, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Customer Orders" means all unfulfilled sales orders with respect to products sold by the Company and its Subsidiaries.

            "Deficiency Amount" has the meaning ascribed to it in Section
1.04(d).

            "Defined Benefit Plan" means each Benefit Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

            "Determination Date" has the meaning ascribed to it in Section 1.04(d).

            "Disclosure Schedule" means the record delivered to Purchaser by the Shareholders herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Shareholders pursuant to this Agreement.

            "Dispute Period" has the meaning ascribed to it in Section 8.02(e).

            "Employment Agreement" has the meaning ascribed to it in Section
6.12.

            "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to Releases or threatened Releases of pollutants, contaminants, deleterious substances, Hazardous Materials or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with the Company or any of its Subsidiaries.

            "Escrow Agent", "Escrow Agreement" and "Escrow Shares" have the meanings ascribed to them in Section 1.03.

            "Estimated Net Book Value" has the meaning ascribed to it in Section 1.04(a).

            "Final Net Book Value" has the meaning ascribed to it in Section 1.04(d).

            "Financial Statements" means the financial statements of the Company delivered to Purchaser pursuant to Section 2.08.

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," liquid industrial wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other hazardous material, waste or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Section 8.02, including without limitation a Person asserting a claim pursuant to Section 8.02(d).

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Section 8.02, including without limitation a Person against whom a claim is asserted pursuant to Section 8.02(d).

            "Indemnity Notice" means written notification pursuant to Section 8.02(e) of a claim for indemnity under Section 8.02 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

            "Independent Accountant" has the meaning ascribed to it in Section 1.04(c).

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, trade secrets, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any of its Subsidiaries (other than trade receivables generated in the ordinary course of business of the Company or any of its Subsidiaries).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge of the Shareholders" "Known to the Shareholders" or "to the Shareholders' Knowledge" means the knowledge of S.E. (Gene) Davis or Vicki Ray.

            "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, hypothecation, pledge, assessment, security interest, movable security, lease, lien, adverse claim, levy, defect of title, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing and any other rights of third parties relating to the property, including rights of set-off, voting trusts and other encumbrances of any kind.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

            "Net Book Value of the Company" means the consolidated total assets of the Company and its Subsidiaries (net of allowances for doubtful accounts and accumulated depreciation) minus the consolidated total Liabilities of the Company and its Subsidiaries as shown on the applicable balance sheet of the Company and its Subsidiaries, in each case calculated in accordance with GAAP.

            "Net Receivables Amount" has the meaning ascribed to it in Section 1.05(a).

            "1996 Base Balance Sheet" means the balance sheet of the Company and its consolidated Subsidiaries dated November 30, 1996 and included in the Financial Statements delivered pursuant to Section 2.08.

            "Non-Competition Agreement" has the meaning ascribed to it in
Section 6.13.

            "NPL" means the National Priorities List under CERCLA.

            "NYSE" means The New York Stock Exchange, Inc.

            "Operative Agreements" means the Escrow Agreement, the Registration Rights Agreement and any other support or other agreements to be entered into in connection with this Agreement.

            "Option" has the meaning ascribed to it in Section 2.03.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any of its Subsidiaries.

            "Per Share Price" means $13.4375.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Pre-Closing Balance Sheet" has the meaning ascribed to it in
Section 1.04(a).

            "Pre-Closing Certificate" has the meaning ascribed to it in Section 1.04(a).

            "Purchase Price" has the meaning ascribed to it in Section 1.02.

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Financial Statements" has the meaning ascribed to it in
Section 3.06.

            "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

            "Purchaser SEC Reports" has the meaning ascribed to it in Section 3.06.

            "Purchaser Shares" has the meaning ascribed to it in Section 1.02.

            "Purchaser's Accountants" has the meaning ascribed to it in Section 1.04(b).

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

            "Receivables Certificate" has the meaning ascribed to it in Section 1.05(a).

            "Receivables Deficiency" has the meaning ascribed to it in Section 1.05(c).

            "Receivables Notice" has the meaning ascribed to it in Section 1.05(c).

            "Registration Rights Agreement" has the meaning ascribed to it in the forepart of this Agreement.

            "Registration Statement" has the meaning ascribed to it in the forepart of this Agreement.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

            "Retained Liabilities" means all Liabilities of the Company and its Subsidiaries existing on or prior to the Closing Date or arising thereafter from events or actions occurring on or prior to the Closing Date, other than Liabilities (i) disclosed in the Disclosure Schedule and reflected or reserved against on the Closing Date Balance Sheet (subject to any adjustment determined in accordance with the procedures contained in Section 1.04(c)) or (ii) relating to Contracts listed or expressly not required to be listed in Section 2.14, 2.18(a) or 2.22 of the Disclosure Schedule.

            "SEC" has the meaning ascribed to it in Section 3.06.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Shareholders" has the meaning ascribed to it in the forepart of this Agreement.

            "Shareholders' Accountants" has the meaning ascribed to it in
Section 1.04(b).

            "Shares" has the meaning ascribed to it in the forepart of this Agreement.

            "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.14(a) of the Disclosure Schedule.

            "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

            "Taxes" means any federal, state, county, local or foreign income, profits, gross receipts, franchise, sales, use, occupancy, excise, gains, value added, withholding, employment, payroll, social security, general property, personal property, intangible property and all other taxes of any nature, fees, levies, duties, assessments, reassessments, deficiencies or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any reasonable expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

            "Tax Returns" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

            "Third Party Claim" has the meaning ascribed to it in Section
8.02(d).

            (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company and its Subsidiaries. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                   ARTICLE XI

                                  MISCELLANEOUS

            11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (by postage prepaid registered or certified), return receipt requested, to the parties at the following addresses or facsimile numbers:

            If to Purchaser, to:

            Graham-Field Health Products, Inc.
            400 Rabro Drive East
            Hauppauge, NY  11788
            Facsimile No.: (516) 582-5608
            Attn: Richard S. Kolodny, Esq.

            with a copy to:

            Milbank, Tweed, Hadley & McCloy
            1 Chase Manhattan Plaza
            New York, NY  10005
            Facsimile No.: (212) 530-5219
            Attn: Robert S. Reder, Esq.

            If to either Shareholders, to:

            Medical Supplies of America
            4880 Hammermill Road
            P.O.Box 1768
            Tucker, GA 30085
            Facsimile No.: (800) 726-0601
            Attn: Mr. S.E. (Gene) Davis
                  Ms. Vicki Ray

            with a copy to:

            Robins, Kaplan, Miller & Ciresi LLP
            2600 One Atlanta Plaza
            950 East Paces Ferry Road, N.E.
            Atlanta, Georgia  30326-1119
            Facsimile No.: (404) 233-1267
            Attn: Rhys T. Wilson, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a Business Day and on the next Business Day if received on a day that is not a Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            11.02 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof (other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and remain in full force and effect until the Closing, at which time it will expire), and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

            11.03 Expenses. Except as provided in the next succeeding sentence and except as otherwise expressly provided elsewhere in this Agreement (including without limitation as provided in Section 8.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby. The Company will pay (i) the Shareholder's legal and accounting fees and expenses incurred in connection with the matters described in the preceding sentence, up to a maximum of $100,000, to the extent that such fees and expenses are reserved against in the Closing Date Balance Sheet and
(ii) the fees of the Escrow Agent for his services under the Escrow Agreement, to the extent that one-half (1/2) of the amount of such fees are reserved against in the Closing Date Balance Sheet.

            11.04 Public Announcements. Without the prior written consent of the other parties hereto, neither party hereto will, and will cause their respective representatives not to, make any release to the press or other public disclosure at any time prior to the Closing with respect to any of the transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of counsel, for the party proposing to make the disclosure not to be in violation of


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
or default under any applicable Law or Order, and then only upon prior notice and review of such disclosure by the other party.

            11.05 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            11.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            11.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 8.02.

            11.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned direct or indirect subsidiary of Purchaser, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            11.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            11.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

            11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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
            IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                    By:_____________________________
                                       Name:
                                       Title:



                                    _____________________________
                                    S.E. (Gene) Davis


                                    _____________________________
                                    Vicki Ray


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
                                                                         ANNEX I




                                                              Number of Shares
                                                              of Purchaser
                                 Number of Shares             Common Stock to be
Shareholder                           Owned                   Received
-----------                      ----------------             ------------------
S.E. (Gene) Davis                     1800                         822,816

Vicki Ray                              300                         137,184


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